As filed with the Securities and Exchange Commission on November 8, 2007
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXIDE TECHNOLOGIES
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-0552730 (I.R.S. Employer Identification No.)
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
(678) 566-9000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Barbara A. Hatcher
Executive Vice President and General Counsel
Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
(678) 566-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Timothy J. Melton
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 782-3939

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Share(1)	Offering Price(2)	Fee(2)
Common Stock, par value $0.01 per share	5,886,363 shares	$7.27	$42,793,859	$1,313.77

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sale prices of the Registrant’s common stock on The Nasdaq Global Market on November 7, 2007.

(2)	Pursuant to Rule 429 promulgated under the Securities Act of 1933, the amount of registration fee does not include the $11,019.78 previously paid to the Commission relating to the 28,160,234 shares previously registered pursuant to Registration Statement No. 333-138772.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus which also relates to the 26,081,345 remaining shares of common stock registered under Registration Statement No. 333-138772 previously filed by the Registrant on Form S-3 and declared effective on November 16, 2006 (relating to an aggregate of 28,160,234 shares of common stock). This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-138772, and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2007

PROSPECTUS

31,967,708 Shares
of Common Stock

This prospectus relates to resales of up to 31,967,708 shares of our common stock beneficially owned by the selling stockholders. The shares of our common stock are being registered to fulfill our contractual obligations under a registration rights agreement between the selling stockholders and us, as described in the section entitled “Selling Stockholders.”

The prices at which the selling stockholders may sell the shares will be determined by prevailing market prices or through privately-negotiated transactions. We will not receive any proceeds from the sale of any of the shares sold by the selling stockholders.

The shares of our common stock offered under this prospectus are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer the shares for sale. The selling stockholders may sell any, all or none of the shares offered by this prospectus.

Our common stock is quoted on the Nasdaq Global Market under the symbol “XIDE.” The last reported sale price of our common stock on The Nasdaq Global Market on November 7, 2007 was $6.95 per share.

You should carefully consider the risk factors beginning on page 2 of this prospectus and the documents incorporated by reference herein before making any decision to invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2007

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer or sell up to 31,967,708 shares of our common stock in one or more offerings or resales.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Exide Technologies that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Available Information” herein.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus. Our business, results of operations and prospects may have changed since those dates. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such a solicitation.

SUMMARY

This summary highlights information about us and the common stock being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. You should read the entire document carefully. References in this prospectus to: “Exide,” “the Company,” “we,” “us” and “our” refer to Exide Technologies and its consolidated subsidiaries.

Our Business

We are a global leader in stored electrical energy solutions and one of the world’s largest manufacturers of lead acid batteries used in transportation, motive power, network power and military applications. The market for transportation batteries is divided between sales to original-equipment customers and aftermarket automotive manufacturers. Our industrial energy segments supply both motive power and network power applications. Our many brands include Exide®, Absolyte®, Centratm, Classic®, DETA®, Fulmen®, GNBtm, Liberatortm, Marathon®, Sonnenschein® and Tudor®.

We are a Delaware corporation organized in 1966 to succeed to the business of a New Jersey corporation founded in 1888. Our principal executive offices are located at 13000 Deerfield Parkway, Building 200, Alpharetta, Georgia 30004. Our phone number is (678) 566-9000. More comprehensive information about us and our products is available through our Internet website at www.exide.com. Except for the documents incorporated by reference in this prospectus, the information and other content contained on our website, or other sites linked to it, are not incorporated by reference into this prospectus and you should not consider it to be part of this prospectus.

Selling Stockholders

On September 18, 2006, we entered into a registration rights agreement with Tontine Capital Partners, L.P. and certain of its affiliates, or Tontine, Legg Mason Investment Trust, Inc., or Legg Mason, and Arklow Capital, LLC, or Arklow, which we refer to collectively as the selling stockholders, pursuant to which we agreed to register the resale of the shares of our common stock that the selling stockholders hold, including the shares they acquired in connection with the rights offering announced June 28, 2006 and the related standby purchase agreement, dated June 28, 2006, by and among us and the selling stockholders. This registration rights agreement also requires us to register any additional shares subsequently acquired by the selling stockholders, including shares of our common stock acquired in connection with the rights offering announced August 28, 2007 and the transactions contemplated by the related standby purchase agreement, dated August 28, 2007, by and among us, Tontine and Legg Mason. This prospectus is part of a registration statement we have filed with the SEC to satisfy our obligations under this registration rights agreement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the risk factors set forth in our most recently filed annual report on Form 10-K and our quarterly reports on Form 10-Q before making a decision to invest in our common stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Common Stock

Sales, or the availability for sale, of substantial amounts of our common stock could adversely affect the value of our common stock.

No prediction can be made as to the effect, if any, that future sales of our common stock, or the availability of common stock for future sales, will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market, and the availability of shares for future sale, including shares of our common stock issuable upon exercise of outstanding options to acquire shares of our common stock, shares of our common stock that may be issued upon conversion of our convertible notes and shares covered by warrants issued and issuable under our 2004 plan of reorganization, could adversely affect the prevailing market price of our common stock. This in turn would adversely affect the fair value of the common stock and could impair our future ability to raise capital through an offering of our equity securities.

Our common stock is concentrated in the hands of a few of our stockholders, and their interests may not coincide with yours.

As of October 31, 2007, Tontine and Legg Mason beneficially owned 30.7% and 15.1% of our outstanding common stock, respectively. Accordingly, Tontine and Legg Mason and their respective affiliates currently have the ability to exercise significant influence over matters generally requiring stockholder approval. These matters include the election of directors and the approval of significant corporate transactions, including potential mergers, consolidations or sales of all or substantially all of our assets. Your interests as a holder of our common stock may differ from the interests of Tontine and Legg Mason and their respective affiliates.

Our common stock price may be volatile.

The price at which our common stock trades may be volatile and may fluctuate due to factors such as:

•	our historical and anticipated quarterly and annual operating results;

•	variations between our actual results and analyst and investor expectations or changes in financial estimates and recommendations by securities analysts;

•	investor perceptions of our company and comparable public companies;

•	our ability to comply with financial covenants in our senior credit facility; and

•	conditions and trends in general market conditions.

Fluctuations may be unrelated to or disproportionate to company performance. These fluctuations may result in a material decline in the trading price of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. The selling stockholders will be responsible for the payment of any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of any of the shares covered by this prospectus.

SELLING STOCKHOLDERS

The following table sets forth, to our knowledge, certain information about the selling stockholders as of October 31, 2007.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.

For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

				Percentage of
	Shares of Common	Shares of Common	Common Stock	Common Stock
Name of Selling	Stock Owned Prior	Stock That May be	Owned After the	Owned After the
Stockholder	to the Offering	Offered Hereby	Offering	Offering(1)

Jeffrey L. Gendell(2)	23,070,233	23,070,233	—	—
Legg Mason Investment Trust, Inc.	11,363,737	8,452,431	2,911,306	3.8%
Arklow Capital, LLC	677,048	445,044	232,004	*

*	Less than 1%.

(1)	Based upon 75,269,306 shares of common stock issued and outstanding as of October 31, 2007. Assumes all of the common stock offered pursuant to this prospectus is sold.

(2)	According to the Schedule 13D/A filed by Jeffrey L. Gendell and Tontine with the SEC on October 9, 2007, Mr. Gendell is the managing member of Tontine Capital Management, L.L.C. (“TCM”), a Delaware limited liability company, the general partner of Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”), and Tontine 25 Overseas Master Fund, L.P., a Cayman Island limited partnership (“TP25”). Mr. Gendell is the managing member of Tontine Management, L.L.C. (“TM”), a Delaware limited liability company, the general partner of Tontine Partners, L.P., a Delaware limited partnership (“TP”). Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), the investment manager to Tontine Overseas Fund, Ltd., a Cayman Islands corporation (“TOF”) and certain separately managed accounts. Mr. Gendell is also the managing member of Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company (“TCO”), the general partner of Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (“TMF”). Mr. Gendell indirectly owns 23,070,233 shares of common stock which is made up of the following: TCP directly owns 9,831,729 shares of common stock; TP directly owns 7,123,781 shares of common stock; TMF directly owns 2,085,500 shares of common stock; TOA beneficially owns 3,049,383 shares of common stock; and TP25 directly owns 979,840 shares of common stock. All of the foregoing shares of common stock may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of such shares of common stock for purposes of Section 16(a) of the Securities Exchange Act of 1934, or

otherwise, except as to securities representing Mr. Gendell’s pro rata interest in, and interest in the profits of, TCP, TP, TM, TOA, TMF, TOF and TP25.

None of the selling stockholders has held any position or office with us or any of our subsidiaries within the past three years. Two individuals nominated by Tontine, Paul W. Jennings and Joseph V. Lash, have been appointed to our board of directors. Mr. Lash is employed by an affiliate of Tontine.

As discussed above, we have entered into the registration rights agreement with the selling stockholders under which we agreed to register shares of our common stock held by the selling stockholders.

PLAN OF DISTRIBUTION

We have been advised that the selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) on any national securities exchange or quotation service on which the securities are listed or quoted at the time of sale;

(d) in the over-the-counter market;

(e) otherwise than on such exchanges or services or in the over-the-counter market;

(f) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(g) privately negotiated transactions;

(h) short sales;

(i) through the writing of options on the securities, whether or not the options are listed on an options exchange;

(j) through the distribution of the securities by any the selling stockholders to their partners, members or stockholders;

(k) one or more underwritten offerings on a firm commitment or best efforts basis;

(l) transactions which may involve crosses or block transactions;

(m) to cover hedging transactions (other than “short sales” as defined in Rule 3b-3 under the Exchange Act) made pursuant to this prospectus;

(n) by pledge to secure debts or other obligations;

(o) any combination of any of these methods of sale; and

(p) any other manner permitted pursuant to applicable law.

The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for the selling stockholders, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities it owns. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. As and when the selling stockholders takes such actions, the number of securities offered under this prospectus on behalf of such selling stockholders will decrease. The plan of distribution for that selling stockholders’ securities will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of selling stockholders’ securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with those selling stockholders, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholders may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the securities offered hereby have been issued to the selling stockholders in transactions exempt from the registration requirements of the Securities Act of 1933. We agreed pursuant to a registration rights agreement we entered into with the selling stockholders to register such securities and all other shares of common stock owned by them under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling stockholders have sold all of the securities. Subject to certain limitations, we have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel or other advisors to the selling stockholders, but not including fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect to the securities sold by such Holder.

We will not receive any proceeds from sales of any securities by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS

Jones Day, Chicago, Illinois, will render an opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in our documents that we file with the SEC, which means that we disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement until we sell all of the securities. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the SEC on June 11, 2007 and the portions of the Proxy Statement dated July 16, 2007 that are incorporated by reference into the Form 10-K for the fiscal year ended March 31, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the SEC on August 7, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 8, 2007;

•	our Current Reports on Form 8-K filed with the SEC on April 24, 2007, May 15, 2007, June 12, 2007 (other than Item 2.02 thereof), August 24, 2007, August 28, 2007, August 31, 2007; and

•	the description of our common stock set forth in a registration statement on Form 8-A, filed on May 6, 2004, pursuant to Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

Exide Technologies
13000 Deerfield Parkway
Building 200
Alpharetta, GA 30004
(678) 566-9000
Attention: Corporate Secretary

AVAILABLE INFORMATION

We file annual, quarterly and current reports, prospectus and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.exide.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,313.77
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Printing costs	9,000.00
Miscellaneous expenses	5,000.00

Total	$50,313.77

Item 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any threatened, pending or completed actions, suits or proceedings in which such persons are made a party by reason of being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide for indemnification by us of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitations of liability to the fullest extent permitted by Delaware General Corporation Law.

We have entered into indemnification agreements with certain of our officers and all members of our board of directors. The indemnification agreements provide that we will indemnify our officers and directors party thereto against any losses, expenses and taxes arising from any action taken against the officers and directors by reason of or relating to their status or actions taken in their capacity as our officers or directors. We are not responsible for indemnifying officers and directors for any action initiated or brought voluntarily by any officer or director against us or any of our employees.

We maintain standard policies of insurance under which coverage is provided (i) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 8th day of November, 2007.

EXIDE TECHNOLOGIES

By:	/s/ Gordon A. Ulsh
Name:     Gordon A. Ulsh

Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barbara A. Hatcher and Brad S. Kalter and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ Gordon A. Ulsh Gordon A. Ulsh	President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2007

/s/ Francis M. Corby Jr. Francis M. Corby Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2007

/s/ Phillip A. Damaska Phillip A. Damaska	Senior Vice President and Corporate Controller (Principal Accounting Officer)	November 8, 2007

/s/ John P. Reilly John P. Reilly	Chairman of the Board of Directors	November 8, 2007

/s/ Herbert F. Aspbury Herbert F. Aspbury	Director	November 8, 2007

Signatures	Capacity	Dates

/s/ Michael R. D’Appolonia Michael R. D’Appolonia	Director	November 8, 2007

/s/ David S. Ferguson David S. Ferguson	Director	November 8, 2007

/s/ Paul W. Jennings Paul W. Jennings	Director	November 8, 2007

/s/ Joseph V. Lash Joseph V. Lash	Director	November 8, 2007

/s/ Michael P. Ressner Michael P. Ressner	Director	November 8, 2007

/s/ Carroll R. Wetzel Carroll R. Wetzel	Director	November 8, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1	Standby Purchase Agreement among Exide Technologies and Tontine Capital Partners, L.P. and Legg Mason Investment Trust, Inc., dated August 28, 2007 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on August 28, 2007).
2.2	Standby Purchase Agreement among Exide Technologies and Tontine Capital Partners, L.P., Legg Mason Investment Trust, Inc. and Arklow Capital, LLC, dated June 28, 2006 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on June 29, 2006).
2.3	Amendment to Standby Purchase Agreement among Exide Technologies and Tontine Capital Partners, Legg Mason Investment Trust, Inc. and Arklow Capital, LLC, dated August 1, 2006 (incorporated by reference to Exhibit 2.3 to our Registration Statement on Form S-3 filed with the SEC on August 2, 2006).
2.4	Registration Rights Agreement among Exide Technologies and Tontine Capital Partners, L.P., Legg Mason Investment Trust, Inc. and Arklow Capital LLC, dated September 18, 2006 (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on September 19, 2006).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on November 8, 2007).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K filed with the SEC on June 29, 2006).
5.1	Opinion of Jones Day.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).

*	Filed herewith.